UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

  FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2015

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

NEVADA	000-50028	46-0484987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3131 Las Vegas Boulevard South - Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)
(702) 770-7555

(Registrant’s telephone number, including area code)
N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 14, 2015, the Board of Directors (the “Board”) of Wynn Resorts, Limited (the “Company”) increased the size of the Board from seven to nine and appointed Patricia Mulroy and Clark T. “Sandy” Randt, Jr., as Class I and Class III members of the Board, respectively, effective October 15, 2015. In addition, Ms. Mulroy will also serve on the Board’s Compensation and Nominating and Corporate Governance Committees.
The Board determined that Ms. Mulroy is independent under the standards set forth in the Company’s Corporate Governance Guidelines and the NASDAQ listing standards, making her the seventh independent member of the Board. Ambassador Randt was determined not to be independent. From March 1, 2015 to September 30, 2015, Wynn Resorts Development, LLC, a direct subsidiary of the Company (“WRD”), was party to a consulting agreement with Randt & Co. LLC, a consulting firm of which Ambassador Randt is the president and sole owner, pursuant to which Ambassador Randt provided advice to WRD. The consulting agreement was terminated in connection with Ambassador Randt joining the Company’s Board. WRD paid Randt & Co. LLC $600,000 and reimbursed expenses in the amount of $27,535.04 under the consulting agreement.
Ms. Mulroy and Ambassador Randt will participate in the standard compensation arrangements for the Company’s non-employee directors, as disclosed in the Company’s most recent proxy statement, filed March 16, 2015, the description of which is incorporated herein by reference.

Ms. Mulroy is currently a member of the Global Agenda Council on Water of the World Economic Forum. She is also a Senior Fellow for Climate Adaptation and Environmental Policy at UNLV’s Brookings Mountain West, Distinguished Maki Faculty Advisor at the Desert Research Institute, and a Senior Fellow in the Brookings Institution’s Metropolitan Policy Program in Washington D.C. From July 2014 through October 2015, Ms. Mulroy served on the Nevada Gaming Commission. From 1995 to 2014, she was Nevada’s representative on Colorado River Basin issues, serving as the lead negotiator from 2007 to 2014. From 1993 to 2014, she served as General Manager of the Southern Nevada Water Authority. She also served as the General Manager of the Las Vegas Valley Water District from 1989 to 2014. Prior to 1989, she held various positions in the public sector in Nevada. Ms. Mulroy holds a Bachelor’s Degree and a Master of Arts from University of Nevada, Las Vegas.

Ambassador Randt is currently President of Randt & Co. LLC, which advises firms with interests in China. He has been a Director of Valmont Industries since February 2009, a Director of United Parcel Service since August 2010, and a Director of Qualcomm Inc. since October 2013. He is also a member of the Council on Foreign Relations. From July 2001 to January 2009, Ambassador Randt served as the United States Ambassador to the People's Republic of China. Prior to that, he was a partner at international law firm Shearman & Sterling, heading the firm’s substantial China practice out of Hong Kong. Ambassador Randt is a member of the New York bar association and was admitted to the Hong Kong bar association and has over 25 years of experience in cross-border corporate and finance transactions. He served as former Governor and First Vice President of the American Chamber of Commerce in Hong Kong. From 1982 to 1984, he served as First Secretary and Commercial Attaché at the U.S. Embassy in Beijing and in 1974, he was the China representative of the National Council for United States-China Trade. From 1968 to 1972, Ambassador Randt served in the United States Air Force Security Service. He holds a Bachelor’s Degree from Yale University and a Juris Doctor from the University of Michigan.

Neither Ms. Mulroy nor Ambassador Randt has any arrangements or understandings with any other person pursuant to which they were appointed. Ms. Mulroy has not previously been employed by the Company, has no family relationships with any of the Company’s executive officers or directors and has not been a participant in any transactions requiring disclosure under Item 404(a) of Regulation S-K. Except as disclosed above, Ambassador Randt has not previously been employed by the Company, has no family relationships with any of the Company’s executive officers or directors and has not been a participant in any transactions requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.
Exhibits.

Exhibit No.	Description
99.1	Press Release, dated October 15, 2015, of Wynn Resorts, Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Dated: October 15, 2015	By:	/s/ Kim Sinatra
Kim Sinatra
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated October 15, 2015, of Wynn Resorts, Limited